                                  SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

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                              SL INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                               THE RORID COMMITTEE
                             STEEL PARTNERS II, L.P.
                             WARREN G. LICHTENSTEIN
                            NEWCASTLE PARTNERS, L.P.
                                 MARK E. SCHWARZ
                                   GLEN KASSAN
                               JAMES R. HENDERSON
                                 STEVEN WOLOSKY
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                               THE RORID COMMITTEE
                RESPONSIBLE OWNERS REPLACING INCUMBENT DIRECTORS

                                January 11, 2002

Dear Fellow Shareholder,

The members of The RORID  Committee  own an  aggregate  of 850,800  shares of SL
Industries,  Inc. ("SL") common stock,  comprising  approximately  14.9% of SL's currently  outstanding  shares.  During the course of approximately ten years we have invested approximately  $6,760,013 in SL and have waited patiently for SL's management to create value for SL shareholders. As long term investors in SL, we believe  that  incumbent  management  has  not  delivered  value  to all of SL's shareholders.

UNDER CURRENT MANAGEMENT,  SL'S STOCK PRICE DECLINED  APPROXIMATELY 49% IN 2001.
THE VALUE OF OUR INVESTMENT AS OF DECEMBER 31, 2001 WAS $4,977,180, REPRESENTING
A DECLINE  OF  $1,782,833.  WE ARE  SEEKING  TO PROTECT  OUR  INVESTMENT  AND TO
MAXIMIZE  THE  VALUE  OF SL FOR  THE  BENEFIT  OF ALL  OF  THE  SHAREHOLDERS  BY
CONDUCTING  AN ORDERLY AND  PROFESSIONALLY  EXECUTED SALE OF SL, AS DESCRIBED IN
OUR PROXY STATEMENT.

Steel  Partners  II,  L.P., a member of the  Committee  and SL's second  largest shareholder,  has made numerous  investments in addition to the few described by
SL in management's letter to you. SL's incumbent management somehow neglected to mention the following investments:

Medical  Imaging  Centers of America (MIGA) - Steel  Partners  believed MIGA was undervalued  in the  market  and  acquired  approximately  20% of its shares and commenced a proxy fight.  Pursuant to an agreement  obtained by Steel  Partners,
MIGA  agreed to effect a prompt  sale of the  company  and did so for $11.75 per share in cash, AN INCREASE OF $7.38,  OR 169%, FROM THE DATE THAT STEEL PARTNERS
FIRST PUBLICLY DISCLOSED ITS POSITION IN ITS SCHEDULE 13D FILING.

Aydin  Corporation  (NYSE: AYD) - Steel Partners believed AYD was undervalued in the market and acquired  approximately  10% of its shares.  Steel  Partners lost confidence in the company's management after several years,  commenced a consent solicitation  and as a result its  nominees  became a  majority  of the board of directors.  The new board  restructured  AYD  leading to its sale for $13.50 per share in cash (a 39% premium to market),  AN INCREASE OF $5.75, OR 74%, FROM THE
DATE THAT STEEL PARTNERS  FIRST PUBLICLY  DISCLOSED ITS POSITION IN ITS SCHEDULE
13D FILING.

Tech-Sym  Corporation  (NYSE: TSY) - Steel Partners believed TSY was undervalued in the  market  and  acquired  approximately  10% of its  shares.  Two of  Steel
Partners' nominees were elected

to the  board.  The board  restructured  TSY  leading to its sale for $30.00 per share in cash, AN INCREASE OF $8.00,  OR 36%, FROM THE DATE THAT STEEL  PARTNERS
FIRST PUBLICLY DISCLOSED ITS POSITION IN ITS SCHEDULE 13D FILING.

PLM  International,   Inc.  (AMEX:  PLM)  -  Steel  Partners  believed  PLM  was undervalued in the market and acquired  approximately 18% of its shares.  Two of
Steel  Partners'  nominees  were elected to the board and were  instrumental  in prompting the September 2000 sale of a subsidiary, which resulted in a $5.00 per share cash  dividend,  and the February 2001 merger which  yielded  shareholders another  $3.46 per  share.  From the date that  Steel  Partners  first  publicly disclosed its interest in PLM in its Schedule 13D filing to the  consummation of the merger,  PLM  SHAREHOLDERS  REALIZED A 54%  INCREASE,  FOR A TOTAL RETURN OF
$8.46.

You may have  recently  received a letter from the  incumbent  management  of SL seeking to discredit  the  Committee  and sway your vote by  presenting  what we
believe  to  be  a  misleadingly   selective  account  of  our  past  investment
activities.  We question why SL's current management is attacking Steel Partners in this  manner.  Why are they not  focusing  on SL's low  stock  price  and the decline in the value of SL shares for all of SL's shareholders?

A sizeable part of our business involves  investments in undervalued  companies.
Over the long term, we believe that we have achieved  significant returns on our investments.  While  incumbent  management  of SL has focused on a few instances where on the surface Steel  Partners'  returns on its  investments  may not have been fully realized, we believe that our investments described above support our belief that we can achieve maximum value for all of SL's  shareholders  and best undertake a sale of SL to maximize value for all shareholders.

WE HAVE INVESTED IN SL IN ORDER TO MAKE A PROFIT. WE PRESUME YOU DID AS WELL. WE
BELIEVE THAT WITH THE ELECTION OF DIRECTORS  PUBLICLY COMMITTED TO A SALE OF SL,
AS DESCRIBED IN OUR PROXY STATEMENT,  WE CAN ACHIEVE OUR OBJECTIVE.  WE URGE YOU
TO SUPPORT  OUR EFFORTS BY SIGNING,  DATING AND  RETURNING  YOUR GOLD PROXY CARD
TODAY.

VOTE THE GOLD PROXY.  DO NOT RETURN ANY PROXY SENT TO YOU BY MANAGEMENT.  IF YOU
HAVE ALREADY SENT MANAGEMENT'S  WHITE PROXY CARD TO THE SL BOARD, YOU MAY REVOKE
THAT PROXY BY SIGNING,  DATING AND RETURNING  THE ENCLOSED GOLD PROXY CARD.  THE
LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.

If you have any  questions  or  require  any  assistance  with your vote  please contact Innisfree M&A Incorporated,  which is assisting us, at their address and toll-free numbers below.

Thank you for your support,

/s/ Warren G. Lichtenstein
----------------------------
Warren G. Lichtenstein
On behalf of The RORID Committee

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New York, NY 10022

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